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                  [LETTERHEAD OF GOODWIN, PROCTOR & HOAR LLP]




                                  June 27, 1997



The General Chemical Group Inc.
Liberty Lane
Hampton, NH 03842

Ladies and Gentlemen:

         This opinion is furnished in our capacity as special counsel to The General Chemical Group Inc., a Delaware corporation (the "Company"), in connection with the registration, pursuant to the Securities Act of 1933, as amended (the "Securities Act"), of 3,100,000 shares (the "Shares") of common stock, par value $0.01 per share, of the Company.

         In connection with rendering this opinion, we have examined the Amended and Restated Certificate of Incorporation and the Amended and Restated By-Laws of the Company, both as amended to date; such records of the corporate proceedings of the Company as we have deemed material; a registration statement on Form S-3 under the Securities Act relating to the Shares (the "Registration Statement") and the prospectus contained therein; and such other certificates, receipts, records and documents as we considered necessary for the purposes of this opinion.

         We are attorneys admitted to practice in The Commonwealth of Massachusetts. We express no opinion concerning the laws of any jurisdiction other than the laws of the United States of America, the laws of The Commonwealth of Massachusetts and the Delaware General Corporation Law.

         Based upon the foregoing, we are of the opinion that the Shares are duly authorized, validly issued and fully paid and non-assessable.

         The foregoing assumes that all requisite steps will be taken to comply with the requirements of the Securities Act and applicable requirements of state laws regulating the offer and sale of securities.



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                  [LETTERHEAD OF GOODWIN, PROCTOR & HOAR LLP]


The General Chemical Group Inc.
June 27, 1997
Page 2

         We hereby consent to being named as counsel to the Company in the Registration Statement, to the reference therein to our firm under the caption "Legal Matters" and to the inclusion of this opinion as an exhibit to the Registration Statement.

                                                 Very truly yours,

                                                 /s/ GOODWIN, PROCTOR & HOAR LLP

                                                 GOODWIN, PROCTER & HOAR LLP





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